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                                                                   Exhibit 3-144
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                                                                      INL
                                                                     FILED
                                                                  SEP 25 1996
                                                                LONNA R. HOOKS
                                                              Secretary of State
                                                                         1117640


                            CERTIFICATE OF FORMATION

                                       OF

                      HEALTH RESOURCES OF BRIDGETON, L.L.C.


   The undersigned, in order to form a limited liability company pursuant to the provisions of the New Jersey Limited Liability Company Act, does hereby certify:

   FIRST: The name of the limited company is HEALTH RESOURCES OF BRIDGETON, L.L.C.

   SECOND: The address of the limited liability company's initial registered office is c/o The Multicare Companies, Inc., 411 Hackensack Avenue, Hackensack, New Jersey 07601, and the name of the limited liability company's initial registered agent at such address is Brad Burkett, Esq.

   THIRD: The limited liability company has two or more members.

   FOURTH: The purpose of the limited liability company is to engage in the leasing and operation of a long term care facility located at Big Oak Road #8 in Bridgeton, New Jersey and activities reasonably related thereto.

   FIFTH: The period of duration of the limited liability company shall be 49 years, unless sooner terminated in accordance with the operating agreement of the limited liability company.

   IN WITNESS WHEREOF, the undersigned has set his hand this 24th day of September, 1996.

                                            /s/ Douglas M. Cohen
                                            -----------------------------------
                                            Douglas M. Cohen
                                            Authorized Representative

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State of New Jersey
Division of Commercial Recording
820 Bear Tavern Road
Trenton, New Jersey 08628

To WHOM IT MAY CONCERN:

   Health Resources of Bridgeton, Inc. consents to the formation of Health Resources of Bridgeton, L.L.C. in the State of New Jersey.

                                             HEALTH RESOURCES OF BRIDGETON, INC.

                                             By: /s/ Paul J. Klausner
                                             -----------------------------------
                                                 Name:  Paul J. Klausner
                                                 Title:  Vice President